                                                                     EXHIBIT 1.1

                                $100,000,000

                        CREDENCE SYSTEMS CORPORATION

               5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2002

                             PURCHASE AGREEMENT
                             ------------------



                                                            September 4, 1997


Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

          Credence Systems Corporation, a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchaser (the "Initial Purchaser"), $100,000,000 aggregate principal amount of its 5 1/4% Convertible Subordinated Notes due 2002 (the "Firm Notes"). The Company also proposes, upon the terms and conditions set forth herein, to issue and sell to the Initial Purchaser up to an additional $15,000,000 aggregate principal amount of its 5 1/4% Convertible Subordinated Notes due 2002 (the "Additional Notes"). The Firm Notes and the Additional Notes are hereinafter collectively referred to as the "Notes". The Notes will
(i) have the terms and provisions which are summarized in the Offering Circular
(ii) be in the forms specified and (iii) be issued pursuant to the provisions of an Indenture, to be dated as of September 10, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company of California N.A., as trustee (the "Trustee"). As used herein, the term "Common Stock" refers to the common stock, par value $0.001 per share, of the Company.

          The Company wishes to confirm as follows its agreement with the Initial Purchaser in connection with the purchase and resale of the Notes.

          1.  Preliminary Offering Memorandum and Offering Memorandum. The
              -------------------------------------------------------
Notes will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated September 2, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated September 4, 1997
(the "Offering Memorandum"), setting forth information regarding the Company and the Notes. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Exchange Act") which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time they are incorporated by reference in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser.

          The Company understands that the Initial Purchaser proposes to make offers and sales (the "Exempt Resales") of the Notes purchased by the Initial Purchaser hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S ("Regulation S") under the Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). As used herein the terms "United States" and "U.S. persons" have the meaning given them in Regulation S.

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE

UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

          It is also understood and acknowledged that holders (including subsequent transferees) of the Notes and, if such Notes are subsequently converted into Common Stock, the Common Stock will have the registration rights agreement (the "Registration Right Agreement"), to be dated the date hereof, in substantially the form of Exhibit B hereto, for so long as such Notes and Common
                          ---------
Stock constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree (i) to file with the Commission under the circumstances set forth therein, a registration statement on the appropriate form under the Act relating to the resale of the Notes and the Common Stock by certain holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (the "Shelf Registration Statement") and (ii) to use its best efforts to cause such Shelf Registration Statement to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively a the "Operative Documents."

          Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or the Offering Memorandum.

          2.  Agreements to Sell, Purchase and Resell. (a) The Company hereby
              ---------------------------------------
agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, the principal amount of Firm Notes set forth opposite the name of the Initial Purchaser in Schedule I hereto.

          (b) The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Initial Purchaser, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser shall have the right to purchase from the Company pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Offering Memorandum (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to $15,000,000 principal amount of Additional Notes at the same purchase price as the Firm Notes, plus accrued interest, if any, from the date of issuance of the Firm Notes to the date of delivery and payment.

          (c) The Initial Purchaser has advised the Company that it proposes to offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to the Company that the Initial Purchaser
     (i) is purchasing the Notes pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes as part of its initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A, and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S. The Initial Purchaser has advised the Company that it will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Firm Notes. Such price may be changed by the Initial Purchaser at any time thereafter without notice.

          (d) The Initial Purchaser represents and warrants to the Company that it (i) has not offered or sold and prior to the date that is six months after the Closing Date (as defined in Section 3 hereof) with respect to the Offering will not offer or sell any Notes to persons in the United kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not involve an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) has complied with and will comply with all applicable provisions of the Financial Services Act of 1986 and the Regulations with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom; and (iii) has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the offer of the Notes if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisement) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (e) The Initial Purchaser represents and warrants to the Company that it has offered and sold the Notes and agrees that it will offer and sell the Notes (i) as part of its distribution at any time, and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted pursuant to paragraph (c) above. Accordingly, the Initial Purchaser represents and agrees that neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Such Initial Purchaser agrees that, at or prior to confirmation of the sale of Notes other than a sale pursuant to Rule 144A, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from such Initial Purchaser during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchaser hereby consents to such reliance.

          3.  Delivery of the Notes and Payment Therefor. Delivery to the
              ------------------------------------------
Initial Purchaser of and payment for the Firm Notes shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on September 10, 1997 (the "Closing Date"). The place of closing for the Firm Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

          Delivery to the Initial Purchaser of and payment for any Additional Notes to be purchased by the Initial Purchaser shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Initial Purchaser to the Company of the Initial Purchaser's determination to purchase the principal amount of Additional Notes specified in such notice. The place of closing for any Additional Notes and the Option Closing Date for such Additional Notes may be varied by agreement between the Initial Purchaser and the Company.

          The Firm Notes and any Additional Notes which the Initial Purchaser may elect to purchase will be delivered to the Initial Purchaser against payment of the purchase price therefor in immediately available funds. The Notes will be evidenced by a single global security in definitive form (the "Global Debenture") and/or by additional definitive securities, and will be registered, in the case of the Global Debenture, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchaser shall request prior to 9:30 A. M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. The Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

          4.  Agreements of the Company.  The Company agrees with the Initial
              -------------------------
Purchaser as follows:

          (a) The Company will advise the Initial Purchaser promptly and, if requested by it, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any material change in the Company's condition (financial or other), business, properties, net worth or results of operations, or of the happening of any material event which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply in all material respects with any law.

          (b) The Company will furnish to the Initial Purchaser, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum (as then amended or supplemented) as it may reasonably request.

          (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object after being so advised.

          (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchaser, without charge, in such quantities as the Initial Purchaser shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

          (e) If, at any time prior to completion of the distribution of the Notes by the Initial Purchaser to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchaser should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchaser agree that the Offering Memorandum should be amended or supplemented, the Company, if requested by the Initial Purchaser, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

          (f) The Company will cooperate with the Initial Purchaser and with its counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (g) So long as at least 25% of the aggregate principal amount of the Notes is outstanding, the Company will furnish to the Initial Purchaser upon its request (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company as the Initial Purchaser may reasonably request.

          (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than pursuant to Section 10 hereof or by notice given by the Initial Purchaser terminating this Agreement pursuant to Section 9 or Section 11 hereof) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including reasonable fees and expenses of its counsel) incurred by it in connection herewith.

          (i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum.

          (j) Except as provided in this Agreement or the Registration Rights Agreement or as set forth in the Offering Memorandum or pursuant to the Company's employee stock purchase plan or upon exercise of currently outstanding options, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options (except under the Company's stock option plans) or warrants to purchase Common Stock, for a period of ninety (90) days after the date of the Offering Memorandum, without the prior written consent of the Initial Purchaser. The Company has caused or will cause each of its current directors and executive officers to furnish a letter or letters, in form and substance satisfactory to the Initial Purchaser, pursuant to which each such person shall agree not to offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Offering Memorandum without the prior written consent of the Initial Purchaser.

          (k) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

          (l) The Company will use its best efforts to cause the Notes to be designated for trading in the PORTAL Market.

          (m) From and after the Closing Date, so long as any of the Notes are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

          (n) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

          (o) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act ) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Notes.

          (p) The Company agrees to comply with all of the terms of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

          (q) The Company agrees that prior to any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and will cause to be entered into any necessary supplemental indentures or such other agreements as may be necessary in connection therewith.


          5.  Representations and Warranties of the Company. The Company
              ---------------------------------------------
represents and warrants to the Initial Purchaser that:

          (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Notes have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

          (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

          (c) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Indenture has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles and as enforceability of rights to indemnity and contribution thereunder may be limited by Federal or State securities laws or principles of public policy, and the Indenture conforms in all material respects to the description thereof in the Offering Memorandum; and no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

          (e) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and the Notes will conform in all material respects to the description thereof in the Offering Memorandum.


          (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive or similar rights and were issued and sold in compliance with all applicable federal and state securities laws; the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when delivered upon conversion of the Notes, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the authorized capital stock of the Company conforms to the description thereof in the Offering Memorandum and the authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Offering Memorandum.

          (g) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          (h) Each wholly-owned subsidiary of the Company (collectively, the "Subsidiaries") is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of such Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly through one of the other such Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Offering Memorandum or for directors' qualifying shares.

          (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, could have a Material Adverse Effect, or materially affect the issuance of the Notes or the consummation of the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other instruments that would be required to be described in the Offering Memorandum if it were a prospectus included in a registration statement on Form S-3 under the Act but are not described as would be required, or that are required to be filed as an exhibit to any Incorporated Document that are not so filed as required. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's best knowledge, no such action or dispute is threatened.

          (j) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws or other organizational documents or, in any material respect, of any material law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, except where such violation would not have a Material Adverse Effect, or of any material decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where such violation would not have a Material Adverse Effect, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such default would not have a Material Adverse Effect .

          (k) None of the issuance, offer, sale or delivery of the Notes, the issuance of Common Stock upon conversion of the Notes, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Notes or the Common Stock in accordance with the Registration Rights Agreement or the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions or any filing required by the National Association of Securities Dealers, Inc. (the "NASD") or the Commission), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
     (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any material agreement, indenture, lease or other material instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound which is material to the Company and its Subsidiaries taken as a whole, except for any such conflict, breach or default that has been waived, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (l) The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), each are independent public accountants under Rule 101 of the AICPA'a Code of Professional Conduct, and its interpretation and rulings.

          (m) The financial statements, together with related schedules and notes forming part of the Offering Memorandum, present fairly the consolidated financial position, results of operations and changes in the financial position of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering memorandum, are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

          (n) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general equitable principles, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws.

          (o) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, in the condition (financial or other), business, or results of operations of the Company and the Subsidiaries taken as a whole.

          (p) Each of the Company and the Subsidiaries has good title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum or in a document filed as an exhibit to an Incorporated Document, subject to such exceptions as are not material to its respective business or do not materially interfere with the use made of such property by the Company and the Subsidiaries taken as whole, and all the property described in the Offering Memorandum as being held under lease by the Company or any of the Subsidiaries is held by it under valid, subsisting and enforceable leases, except where the failure to do so would not have a Material Adverse Effect.

          (q) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

          (r) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its properties and to conduct its business in the manner described in the Offering Memorandum or in an Incorporated Document, subject to such qualifications as may be set forth in the Offering Memorandum, except where the failure to obtain such permits, licenses, franchises and authorizations would not have a Material Adverse Effect, each of the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum. Except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company or the Subsidiaries.

          (s) The Company and the Subsidiaries have in effect insurance with respect to their properties and business against loss or damage of the kind and in the amounts which the Company believes is reasonably adequate in light of the business conducted by the Company and the Subsidiaries and the properties covered thereby.

          (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character that would be required to be disclosed in the Offering Memorandum if it were a prospectus included in a registration statement.

          (v) The property, assets and operations of the Company and the Subsidiaries comply in all material respects with all applicable Federal, state and local laws, rules, orders, decrees, judgments, injunctions, licenses, permits and regulations relating to environmental maters (the "Environmental Laws"), except to the extent that the lack of compliance with such Environmental Laws would not, singularly or in the aggregate, have a Material Adverse Effect. To the Company's best knowledge, none of the Company's or any Subsidiary's property, assets or operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any substance into the environment regulated by or forming the basis of liability under any Environmental Laws (a "Hazardous Material"). Neither the Company nor any Subsidiary has received any notice or claim, nor are there any pending or, to the Company's best knowledge, threatened or reasonably anticipated lawsuits against it with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. Neither the Company nor any Subsidiary has any material contingent liability in connection with any release of Hazardous Material into the environment.

          (w) No holder of any security of the Company (other than holders of the Notes and holders of shares of Common Stock received upon conversion thereof) has any right which has not been waived to have any Common stock or other securities of the Company included in the Shelf Registration Statement or to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement. Except as described in the Offering Memorandum, no person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Notes. Except as described in or contemplated by the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and, there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company, except (i) pursuant to offers of employment made in the ordinary course of business or (ii) options granted, or which the Company has committed to grant, since April 30, 1997.

          (x) Except as disclosed in the Offering Memorandum, the Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any material claim to the contrary or any material challenge by any other person to the material rights of the Company and the Subsidiaries with respect to the foregoing.

          (y) The Company is not now, and after sale of the Notes to be sold by it hereunder and application of the net proceeds from such sale as described in the Offering Memorandum under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (z) Based upon the assumptions and subject to the qualifications set forth therein, the statements made in the Offering Memorandum under the caption "Certain United States Federal Income Tax Consequences" accurately summarize the material United States federal income tax consequences of the ownership, conversion and disposition of the Notes for United States holders who acquire Notes on original issue and who hold Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

          (aa) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed; such returns and forms are complete and correct in all material respects; and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (bb) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

          (cc) After giving effect to the intended use of proceeds from the offering of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds" the Notes do not constitute "corporate acquisition indebtedness" within the meaning of Section 279 of the Internal Revenue Code.

          (dd) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes.

          (ee) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Notes by the Initial Purchaser.

          (ff) Assuming (i) that the representations and warranties in Section 2 hereof are true, (ii) the Initial Purchaser complies with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchaser offers, sells or delivers the Notes is a Qualified Institutional Buyer or a person other than a U.S. person outside the United States in reliance on Regulation S under the Act, the purchase and sale of the Notes pursuant hereto (including the Initial Purchaser's proposed offering of the Notes on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act. None of the Company, its Subsidiaries or affiliates or any person acting on its or their behalf (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes and the Company, its Subsidiaries and each person acting on their behalf (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf) have complied with the offering restrictions requirement of Regulation S.

          (gg) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes to the Initial Purchaser or by the Initial Purchaser to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
     Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

          (hh) The Company is not required to obtain stockholder consent or approval pursuant to the rules of the Nasdaq National Market or any securities exchange or trading facility in connection with the offering and sale of the Notes.

          6.  Indemnification and Contribution.  (a) The Company agrees to
              --------------------------------
indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in connection therewith ; provided, however, that the indemnification contained
                       --------  -------
in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Initial Purchaser sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis to permit such sending or giving. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against the Initial Purchaser or any person controlling the Initial Purchaser in respect of which indemnity may be sought against the Company, the Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or such controlling person and the indemnifying parties and the Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and controlling persons not having actual or potential differing interests with the Initial Purchaser or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchaser, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) The Initial Purchaser agrees to indemnify and hold harmless the Company, and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), the Initial Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchaser may otherwise have.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum; provided that, in the event that the Initial Purchaser shall have purchased any Additional Notes hereunder, any determination of the relative benefits received by the Company or the Initial Purchaser from the offering of the Notes shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Initial Purchaser, from the sale of such Additional Notes, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser or any person controlling the Initial Purchaser, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
     Section 6.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          7.  Conditions of the Initial Purchaser's Obligations.  The
              -------------------------------------------------
obligations of the Initial Purchaser to purchase the Firm Notes hereunder are subject to the following conditions:

          (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Notes in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and the Subsidiaries (taken as a whole) not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchaser, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or a key employee named in the Offering Memorandum, or any director of the Company which makes any statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially adversely affect the market for the Notes.

          (c) The Initial Purchaser shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date and addressed to the Initial Purchaser, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to such counsel's knowledge, is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect;

               (ii) EPRO is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum; and all the outstanding shares of capital stock of EPRO have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in the Offering Memorandum, are owned by the Company free and clear of any perfected security interest, or, to the knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrances;

               (iii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum under the caption "Description of Capital Stock";

               (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Notes have been duly authorized and validly issued, are fully paid and nonassessable;

               (v) The Company has corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to issue, sell and deliver the Notes to be sold by it to the Initial Purchaser as provided herein, and this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is the valid, legal and binding agreement of the Company, except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles and as enforceability of rights to indemnity and contribution thereunder may be limited by Federal or State securities laws or principles of public policy; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales;

               (vii) The Notes have been duly and validly authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (viii) The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes, in accordance with the terms thereof, will be validly issued, fully paid and nonassessable and to the best knowledge of such counsel, will be free of preemptive or similar rights;

               (ix) Neither the offer, sale or delivery of the Notes, the execution, delivery or performance by the Company of this Agreement and the Indenture, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby conflicts with or constitutes a breach of, or a default under, in any material respect, the certificate of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which its properties is bound and which have been filed as exhibits to any Incorporated Document, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any material agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor to such counsel's knowledge will any such action result in any violation in any material respect of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree, applicable to the Company;

               (x) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company for the valid issuance and sale of the Notes to the Initial Purchaser as contemplated by this Agreement except as may be required under state securities or blue sky laws or applicable rules and regulations of the NASD or in connection with qualifying the Indenture under the 1939 Act;

               (xi) To the knowledge of such counsel, (A) other than as described or contemplated in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries or to which the Company or any of its properties is subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affects the issuance of the Notes or the consummation of the transactions contemplated by this Agreement and (B) there are no material agreements, contracts, indentures, leases or other instruments, that are not described in the Offering Memorandum or filed as exhibits to any of the Incorporated Documents;

               (xii) The statements in the Offering Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

               (xiii) Except as described in the Offering Memorandum, such counsel does not know of any person who has the right, contractual or otherwise, as a result of the consummation of the transactions contemplated by this Agreement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

               (xiv) No registration of the Notes under the Act is required for the sale of the Notes to the Initial Purchaser as contemplated in this Agreement or for the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Notes in the Exempt Resales is a Qualified Institutional Buyer or a person other than a U.S. person outside the United States in reliance on Regulation S and (B) the accuracy of the Initial Purchaser's representations and those of the Company in this Agreement; and

               (xv) Although such counsel have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Offering Memorandum, such counsel have participated in the preparation of the Offering Memorandum, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in the Offering Memorandum and information furnished by or on behalf of the Initial Purchaser).

          (d) The Initial Purchaser shall have received on the Closing Date an opinion of Morrison & Foerster LLP, counsel for the Initial Purchaser, dated the Closing Date, and addressed to the Initial Purchaser, with respect to matters as the Initial Purchaser may request.

          (e) The Initial Purchaser shall have received letters addressed to the Initial Purchaser, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchaser.

          (f) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business or pursuant to the Indenture) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the

     Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchaser), to the effect set forth in this Section 7(f) and in Section 7(g) hereof.

          (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (h) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

          (i)  The Notes have been designated for trading in the PORTAL Market.

          (j) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

          Any certificate or document signed by any officer of the Company and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the statements made therein.

          The obligations of the Initial Purchaser to purchase any Additional Notes hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 7, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) and paragraphs (i) and (l) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Notes.

          8.  Expenses.  The Company agrees to pay the following costs and
              --------
expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the application to designate the Notes for trading in the PORTAL Market; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchaser relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such qualification); (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. The Company hereby agrees that it will pay in full as soon as practicable after the Closing Date the fees and expenses referred to in clause (vi) of this Section 8 by delivering to counsel for the Initial Purchaser on such date a check payable to such counsel in the requisite amount.

          9.  Effective Date of Agreement.  This Agreement shall become
              ---------------------------
effective upon the execution and delivery hereof by all the parties hereto.

          10. Termination of Agreement.  This Agreement shall be subject to
              ------------------------
termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Notes), as the case may be, (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Notes by the Initial Purchaser. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          11. Information Furnished by the Initial Purchaser.  The statements
              ----------------------------------------------
set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and the statements in the fourth and ninth paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchaser as such information is referred to in Sections 5(b) and 6 hereof.

          12. Miscellaneous.  Except as otherwise provided in Sections 4, 9
              -------------
and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 215 Fourier Avenue, Fremont, California

94539, Attention: Chief Financial Officer with a copy to Warren T. Lazarow at Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, California 94303, or (ii) if to the Initial Purchaser, to Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company, its directors, its officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Notes in his status as such purchaser.

          13. Applicable Law; Counterparts.  This Agreement shall be governed
              -----------------------------
by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed within the State of California and without regard to the conflicts of law principles thereof.


          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.

                                 Very truly yours,

                                 CREDENCE SYSTEMS CORPORATION


                                 By:
                                    _____________________________________
                                    Title:


Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.


By:
   __________________________________
  Managing Director

                                 SCHEDULE I

                               NAME OF COMPANY



                                                            Principal Amount
Initial Purchaser                                            of Firm Notes
-----------------                                           ----------------
Smith Barney Inc........................................    $    100,000,000


  Total.................................................    $    100,000,000
                                                            ================